UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2006

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2006, the registrant, New Century Mortgage Corporation, an indirect wholly owned subsidiary of the registrant ("NCMC"), Home123 Corporation, an indirect wholly owned subsidiary of the registrant ("Home123"), New Century Credit Corporation, a direct wholly owned subsidiary of the registrant ("NCCC"), and NC Capital Corporation, a direct wholly owned subsidiary of NCMC ("NC Capital") (each of NCMC, Home123, NCCC and NC Capital referred to as a "Seller" and collectively as the "Sellers"), entered into a $1 billion Master Repurchase Agreement (the "Master Repurchase Agreement") with Goldman Sachs Mortgage Company, a New York limited partnership (the "Buyer"), for the purpose of selling to, and repurchasing from, the Buyer mortgage loans at a date certain. The Master Repurchase Agreement terminates on November 29, 2007. Concurrently, the registrant entered into a Guaranty (the "Guaranty"), dated as of November 30, 2006 in favor of Goldman Sachs Mortgage Company in order to guaranty the Sellers' obligations under the Master Repurchase Agreement. The Master Repurchase Agreement and the Guaranty are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Master Repurchase Agreement, dated as of November 30, 2006, among New Century Mortgage Corporation, Home123 Corporation, New Century Credit Corporation, NC Capital Corporation, New Century Financial Corporation and Goldman Sachs Mortgage Company

10.2 Guaranty, dated as of November 30, 2006, by and between New Century Financial Corporation and Goldman Sachs Mortgage Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

December 6, 2006	By:	/s/ Brad A. Morrice

Name: Brad A. Morrice
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated as of November 30, 2006, among New Century Mortgage Corporation, Home123 Corporation, New Century Credit Corporation, NC Capital Corporation, New Century Financial Corporation and Goldman Sachs Mortgage Company
10.2	Guaranty, dated as of November 30, 2006, by and between New Century Financial Corporation and Goldman Sachs Mortgage Company